Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Third Quarter 2025 Results

Q3 FY 2025 Net Loss of $8.5 Million and Q3 YTD FY 2025 Net Income of $7.0 Million

Non-GAAP Adjusted Net Income of $5.7 Million and Non-GAAP EBITDA of $1.3 Million in Q3 FY 2025

Q3 FY 2025 Diluted Loss per Share of ($.36) and Q3 YTD FY 2025 Diluted Earnings Per Share of $0.29

Credit Facility Amended Increasing Revolving Commitment to $467.0 Million

Company Reaffirms Regular Quarterly Cash Dividend Policy of $0.20 Per Share

El Segundo, CA – May 7, 2025 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal third quarter ended March 31, 2025.

Management Commentary

“During the third quarter, we navigated through volatile market conditions that directly impacted our results,” said A-Mark CEO Greg Roberts. “Although the environment has since stabilized, early-quarter concerns around tariffs led to decreased market liquidity and backwardation, contributing to trading losses and higher interest expense due to increases in product financing rates. Despite these headwinds, one-time acquisition-related costs of $4.6 million and a one-time remeasurement loss of $7.0 million on our Pinehurst Coin Exchange, Inc. (”Pinehurst”) pre-existing equity interest, we delivered $41.0 million in gross profit, $5.7 million in non-GAAP adjusted net income and $1.3 million in non-GAAP EBITDA.

“At the same time, as previously announced, we have capitalized on the softer market to complete three strategic acquisitions, closing Pinehurst and Spectrum Group International (“SGI”) during the quarter and AMS Holding, LLC, just after quarter end. These acquisitions strengthen our market position and broaden our reach into adjacent, higher-margin luxury segments. Integration efforts are well underway, with centralized operations at our AMGL facility poised to drive meaningful cost efficiencies and support increased volume. We have also made operational progress at LPM, now running both retail and wholesale trading.

“Looking ahead, market conditions have continued to improve, and we are well positioned to close the fiscal year with momentum. With an expanded portfolio of brands and significant optimization opportunities, we remain confident in A-Mark’s long-term growth prospects and our ability to create shareholder value.”

	Three Months Ended March 31,
	2025	2024
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,009,125	$2,610,651
Gross profit	$41,017	$34,838
Depreciation and amortization expense	$(4,996)	$(2,949)
Net (loss) income attributable to the Company	$(8,546)	$5,013

Earnings (Loss) per Share:
Basic	$(0.36)	$0.22
Diluted	$(0.36)	$0.21

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$5,749	$11,611
EBITDA	$1,286	$12,614

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2025 and 2024 follows (in thousands):

	Three Months Ended March 31,
	2025	2024

Net (loss) income before provision for income taxes	$(9,939)	$6,440
Adjustments:
Remeasurement loss on pre-existing equity interest	7,043	—
Contingent consideration fair value adjustment	(1,000)	—
Acquisition costs	4,649	2,222
Amortization of acquired intangibles	4,004	2,198
Depreciation expense	992	751
Adjusted net income before provision for income taxes (non-GAAP)	$5,749	$11,611

	Three Months Ended
	March 31, 2025	December 31, 2024
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,009,125	$2,742,345
Gross profit	$41,017	$44,767
Depreciation and amortization expense	$(4,996)	$(4,639)
Net (loss) income attributable to the Company	$(8,546)	$6,558

Earnings (Loss) per Share:
Basic	$(0.36)	$0.28
Diluted	$(0.36)	$0.27

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$5,749	$13,363
EBITDA	$1,286	$16,224

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2025 and December 31, 2024 follows (in thousands):

	Three Months Ended
	March 31, 2025	December 31, 2024

Net (loss) income before provision for income taxes	$(9,939)	$8,016
Adjustments:
Remeasurement loss on pre-existing equity interest	7,043	—
Contingent consideration fair value adjustment	(1,000)	20
Acquisition costs	4,649	688
Amortization of acquired intangibles	4,004	3,790
Depreciation expense	992	849
Adjusted net income before provision for income taxes (non-GAAP)	$5,749	$13,363

Fiscal Third Quarter 2025 Financial Highlights

•
Revenues for the three months ended March 31, 2025 increased 15% to $3.009 billion from $2.611 billion for the three months ended March 31, 2024 and increased 10% from $2.742 billion for the three months ended December 31, 2024
•
Gross profit for the three months ended March 31, 2025 increased 18% to $41.0 million from $34.8 million for the three months ended March 31, 2024 and decreased 8% from $44.8 million for the three months ended December 31, 2024
•
Gross profit margin for the three months ended March 31, 2025 increased to 1.36% of revenue, from 1.33% of revenue for the three months ended March 31, 2024, and decreased from 1.63% of revenue for the three months ended December 31, 2024
•
Net income (loss) attributable to the Company for the three months ended March 31, 2025 decreased 270% to $(8.5) million from $5.0 million for the three months ended March 31, 2024 and decreased 230% from $6.6 million for the three months ended December 31, 2024
•
Diluted earnings per share totaled $(0.36) for the three months ended March 31, 2025, a 271% decrease compared to $0.21 for the three months ended March 31, 2024, and decreased 233% from $0.27 for the three months ended December 31, 2024
•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended March 31, 2025 decreased 50% to $5.7 million from $11.6 million for the three months ended March 31, 2024 and decreased 57% from $13.4 million for the three months ended December 31, 2024
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended March 31, 2025 decreased 90% to $1.3 million from $12.6 million for the three months ended March 31, 2024, and decreased 92% from $16.2 million for the three months ended December 31, 2024

	Nine Months Ended March 31,
	2025	2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$8,466,566	$7,174,084
Gross profit	$129,227	$130,284
Depreciation and amortization expense	$(14,344)	$(8,552)
Net income attributable to the Company	$6,996	$37,606

Earnings per Share:
Basic	$0.30	$1.63
Diluted	$0.29	$1.56

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$33,896	$60,118
EBITDA	$35,292	$68,158

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the nine months ended March 31, 2025 and 2024 follows (in thousands):

	Nine Months Ended March 31,
	2025	2024

Net income before provision for income taxes	$8,250	$48,803
Adjustments:
Remeasurement loss on pre-existing equity interest	7,043	—
Contingent consideration fair value adjustment	(1,130)	—
Acquisition costs	5,389	2,763
Amortization of acquired intangibles	11,658	6,528
Depreciation expense	2,686	2,024
Adjusted net income before provision for income taxes (non-GAAP)	$33,896	$60,118

Fiscal Nine Months 2025 Financial Highlights

•
Revenues for the nine months ended March 31, 2025 increased 18% to $8.467 billion from $7.174 billion for the nine months ended March 31, 2024
•
Gross profit for the nine months ended March 31, 2025 decreased 1% to $129.2 million from $130.3 million for the nine months ended March 31, 2024
•
Gross profit margin for the nine months ended March 31, 2025 decreased to 1.53% of revenue, from 1.82% of revenue for the nine months ended March 31, 2024
•
Net income attributable to the Company for the nine months ended March 31, 2025 decreased 81% to $7.0 million from $37.6 million for the nine months ended March 31, 2024
•
Diluted earnings per share totaled $0.29 for the nine months ended March 31, 2025, an 81% decrease compared to $1.56 for the nine months ended March 31, 2024
•
Adjusted net income for the nine months ended March 31, 2025 decreased 44% to $33.9 million from $60.1 million for the nine months ended March 31, 2024
•
EBITDA for the nine months ended March 31, 2025 decreased 48% to $35.3 million from $68.2 million for the nine months ended March 31, 2024

	Three Months Ended March 31,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	432,000	446,000
Silver ounces sold (2)	15,702,000	25,722,000
Number of secured loans at period end (3)	491	675
Secured loans receivable at period end	$86,512,000	$115,645,000
Direct-to-Consumer ("DTC") number of new customers (4)	899,600	56,600
Direct-to-Consumer number of active customers (5)	140,700	126,000
Direct-to-Consumer number of total customers (6)	4,087,100	2,496,500
Direct-to-Consumer average order value ("AOV") (7)	$3,084	$2,133
JM Bullion ("JMB") average order value (8)	$1,994	$2,003
CyberMetals number of new customers (9)	2,100	1,900
CyberMetals number of active customers (10)	1,700	1,900
CyberMetals number of total customers (11)	35,100	28,100
CyberMetals customer assets under management at period end (12)	$9,700,000	$6,800,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	March 31, 2025	December 31, 2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	432,000	466,000
Silver ounces sold (2)	15,702,000	21,828,000
Number of secured loans at period end (3)	491	518
Secured loans receivable at period end	$86,512,000	$98,461,000
Direct-to-Consumer ("DTC") number of new customers (4)	899,600	65,400
Direct-to-Consumer number of active customers (5)	140,700	140,100
Direct-to-Consumer number of total customers (6)	4,087,100	3,187,500
Direct-to-Consumer average order value ("AOV") (7)	$3,084	$3,178
JM Bullion ("JMB") average order value (8)	$1,994	$2,043
CyberMetals number of new customers (9)	2,100	2,000
CyberMetals number of active customers (10)	1,700	1,700
CyberMetals number of total customers (11)	35,100	33,100
CyberMetals customer assets under management at period end (12)	$9,700,000	$8,200,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Third Quarter 2025 Operational Highlights

•
Gold ounces sold in the three months ended March 31, 2025 decreased 2% to 436,000 ounces from 446,000 ounces for the three months ended March 31, 2024, and decreased 6% from 466,000 ounces for the three months ended December 31, 2024
•
Silver ounces sold in the three months ended March 31, 2025 decreased 39% to 15.8 million ounces from 25.7 million ounces for the three months ended March 31, 2024, and decreased 28% from 21.8 million ounces for the three months ended December 31, 2024
•
As of March 31, 2025, the number of secured loans decreased 27% to 491 from 675 as of March 31, 2024, and decreased 5% from 518 as of December 31, 2024
•
Direct-to-Consumer new customers for the three months ended March 31, 2025 increased 1,489% to 899,600 from 56,600 for the three months ended March 31, 2024, and increased 1,276% from 65,400 for the three months ended December 31, 2024. Approximately 84% and 9% of the new customers in the three months ended March 31, 2025 were attributable to the acquisitions of Pinehurst and SGI, respectively
•
Direct-to-Consumer active customers for the three months ended March 31, 2025 increased 12% to 140,700 from 126,000 for the three months ended March 31, 2024, and increased 0.4% from 140,100 for the three months ended December 31, 2024
•
Direct-to-Consumer average order value for the three months ended March 31, 2025 increased $951, or 45% to $3,084 from $2,133 for the three months ended March 31, 2024, and decreased $94, or 3% from $3,178 for the three months ended December 31, 2024
•
JM Bullion’s average order value for the three months ended March 31, 2025 decreased $9, or 0.4% to $1,994 from $2,003 for the three months ended March 31, 2024, and decreased $49, or 2% from $2,043 for the three months ended December 31, 2024

	Nine Months Ended March 31,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	1,296,000	1,391,000
Silver ounces sold (2)	57,979,000	82,675,000
Number of secured loans at period end (3)	491	675
Secured loans receivable at period end	$86,512,000	$115,645,000
Direct-to-Consumer ("DTC") number of new customers (4)	1,020,300	148,200
Direct-to-Consumer number of active customers (5)	410,700	368,800
Direct-to-Consumer number of total customers (6)	4,087,100	2,496,500
Direct-to-Consumer average order value ("AOV") (7)	$3,080	$2,253
JM Bullion ("JMB") average order value (8)	$2,077	$2,093
CyberMetals number of new customers (9)	5,600	5,700
CyberMetals number of active customers (10)	5,100	6,300
CyberMetals number of total customers (11)	35,100	28,100
CyberMetals customer assets under management at period end (12)	$9,700,000	$6,800,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024. SGI's and Pinehurst's metrics are included after February 28, 2025.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Nine Months 2025 Operational Highlights

•
Gold ounces sold in the nine months ended March 31, 2025 decreased 7% to 1.3 million ounces from 1.4 million ounces for the nine months ended March 31, 2024
•
Silver ounces sold in the nine months ended March 31, 2025 decreased 30% to 58.1 million ounces from 82.7 million ounces for the nine months ended March 31, 2024
•
Direct-to-Consumer new customers for the nine months ended March 31, 2025 increased 588% to 1,020,300 from 148,200 for the nine months ended March 31, 2024. Approximately 74% and 8% of the new customers in the nine months ended March 31, 2025 were attributable to the acquisition of Pinehurst and SGI, respectively
•
Direct-to-Consumer active customers for the nine months ended March 31, 2025 increased 11% to 410,700 from 368,800 for the nine months ended March 31, 2024
•
Direct-to-Consumer average order value for the nine months ended March 31, 2025 increased $827, or 37% to $3,080 from $2,253 for the nine months ended March 31, 2024
•
JM Bullion’s average order value for the nine months ended March 31, 2025 decreased $16, or 1% to $2,077 from $2,093 for the nine months ended March 31, 2024

Fiscal Third Quarter 2025 Financial Summary

Revenues increased 15% to $3.009 billion from $2.611 billion in the same year-ago quarter. Excluding an increase of $155.8 million of forward sales, our revenues increased $242.7 million, or 18.0%, which was due to higher average selling prices of gold and silver, partially offset by a decrease in gold and silver ounces sold. The Direct-to-Consumer segment contributed 19% and 13% of the consolidated revenue in the fiscal third quarters of 2025 and 2024, respectively. JMB’s revenue represented 10% of the consolidated revenue for the fiscal third quarter of 2025 compared with 12% for the prior year fiscal third quarter.

Gross profit increased 18% to $41.0 million (1.36% of revenue) from $34.8 million (1.33% of revenue) in the same year-ago quarter. The overall gross profit increase was due to higher gross profits earned from the Direct-to-Consumer segment, partially offset by lower gross profits earned by the Wholesale Sales & Ancillary Services segment. The Direct-to-Consumer segment contributed 61% and 52% of the consolidated gross profit in the fiscal third quarters of 2025 and 2024, respectively. Gross profit contributed by JMB represented 40% of the consolidated gross profit in the fiscal third quarter of 2025 and 45% of the consolidated gross profit for the prior year fiscal third quarter.

Selling, general and administrative expenses increased 46% to $33.4 million from $22.9 million in the same year-ago quarter. The change was primarily due to an increase in consulting and professional fees of $4.4 million, including an increase in one-time acquisition costs of $2.4 million, an increase in compensation expense, including performance-based accruals, of $3.4 million, higher advertising costs of $1.5 million, and an increase in facilities expense of $0.7 million. Selling, general and administrative expenses also include $8.7 million of expenses incurred by LPM, Pinehurst, SGB, and SGI, which were not included in the same year-ago period, as they were not yet consolidated subsidiaries for the full period.

Depreciation and amortization expense increased 69% to $5.0 million from $2.9 million in the same year-ago quarter. The change was primarily due to an increase in amortization expense of $2.4 million relating to intangible assets acquired through our acquisitions of LPM, Pinehurst and SGI, and acquisition of a controlling interest in SGB, partially offset by a decrease in JMB intangible asset amortization of $0.6 million.

Interest income increased 0.6% to $6.7 million from $6.7 million in the same year-ago quarter. The aggregate increase in interest income was due to an increase in other finance product income of $0.4 million and a decrease in interest income earned by the Secured Lending segment of $0.4 million.

Interest expense increased 31% to $13.0 million from $9.9 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $2.0 million related to product financing arrangements and an increase of $0.9 million from liabilities on borrowed metals.

Losses from equity method investments of $0.2 million remained consistent with the same year-ago quarter.

Net loss attributable to the Company totaled $8.5 million or $0.36 per diluted share, compared to net income of $5.0 million or $0.21 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended March 31, 2025 totaled $5.7 million, a decrease of $5.9 million or 51% compared to $11.6 million in the same year-ago quarter. The decrease was primarily due to lower net income before provision for income taxes of $16.4 million, the contingent consideration fair value adjustment of $1.0 million, partially offset by the exclusion of higher acquisition costs of $2.4 million, higher amortization of acquired intangibles of $1.8 million, and the remeasurement loss on our pre-existing equity interest in Pinehurst of $7.0 million.

EBITDA for the three months ended March 31, 2025 totaled $1.3 million, a decrease of $11.3 million or 90% compared to $12.6 million in the same year-ago quarter. The decrease was primarily due to lower net income of $14.0 million, partially offset by the exclusion of higher interest expense of $3.0 million.

Fiscal Nine Months 2025 Financial Summary

Revenues increased 18% to $8.467 billion from $7.174 billion in the same year-ago period. Excluding an increase of $540.5 million of forward sales, our revenues increased $752.0 million, or 18.3%, which was due to higher average selling prices of gold and silver, partially offset by a decrease in gold and silver ounces sold. The Direct-to-Consumer segment contributed 19% and 14% of the consolidated revenue for the nine months ended March 31, 2025 and 2024, respectively. JMB’s revenue represented 11% of the consolidated revenue for the nine months ended March 31, 2025 compared with 13% for the nine months ended March 31, 2024.

Gross profit decreased 1% to $129.3 million (1.53% of revenue) from $130.3 million (1.82% of revenue) in the same year-ago period. The decrease in gross profit was due to lower gross profits earned from the Wholesale Sales & Ancillary Services segment, partially offset by an increase in gross profits earned by the Direct-to-Consumer segment. The Direct-to-Consumer segment contributed 57% and 47% of the consolidated gross profit for the nine months ended March 31, 2025 and 2024, respectively. Gross profit contributed by JMB represented 38% and 40% of the consolidated gross profit for the nine months ended March 31, 2025 and 2024, respectively.

Selling, general and administrative expenses increased 28% to $85.8 million from $67.1 million in the same year-ago period. The change was primarily due to an increase in compensation expense, including performance-based accruals, of $6.5 million, an increase in consulting and professional fees of $5.9 million, including an increase in one-time acquisition costs of $2.6 million, an increase in advertising costs of $3.2 million, an increase in facilities expense of $1.5 million, an increase in information technology costs of $0.4 million, and an increase in insurance costs of $0.2 million. Selling, general and administrative expenses for the nine months ended March 31, 2025 include $19.2 million of expenses incurred by

LPM, Pinehurst, SGB, and SGI, which were not included in the same year-ago period, as they were not yet consolidated subsidiaries for the full period.

Depreciation and amortization expense increased 68% to $14.3 million from $8.6 million in the same year-ago period. The change was primarily due to an increase in amortization expense of $6.8 million relating to intangible assets acquired through our acquisitions of LPM, Pinehurst and SGI, and acquisition of a controlling interest in SGB, partially offset by a decrease in JMB intangible asset amortization of $1.7 million.

Interest income increased 8% to $20.6 million from $19.1 million in the same year-ago period. The aggregate increase in interest income was due to an increase in other finance product income of $1.7 million and a decrease in interest income earned by our Secured Lending segment of $0.2 million.

Interest expense increased 11% to $33.3 million from $29.9 million in the same year-ago period. The increase in interest expense was primarily due to an increase of $2.9 million related to product financing arrangements, an increase of $1.6 million from liabilities on borrowed metals, and an increase of $1.3 million associated with our Trading Credit Facility due to increased borrowings as well as an increase in the weighted-average effective interest rate, partially offset by a decrease of $2.5 million related to the AMCF Notes (including amortization of debt issuance costs) due to their repayment in December 2023.

Earnings (losses) from equity method investments decreased 163% to a loss of $2.1 million from earnings of $3.3 million in the same year-ago period. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $7.0 million or $0.29 per diluted share, compared to net income of $37.6 million or $1.56 per diluted share in the same year-ago period.

Adjusted net income before provision for income taxes for the nine months ended March 31, 2025 totaled $33.9 million, a decrease of $26.2 million or 44% compared to $60.1 million in the same year-ago period. The decrease was primarily due to lower net income before provision for income taxes of $40.6 million, the contingent consideration fair value adjustment of $1.1 million, partially offset by the exclusion of higher amortization of acquired intangibles of $5.1 million, higher acquisition costs of $2.6 million, and the remeasurement loss on our pre-existing equity interest in Pinehurst of $7.0 million.

EBITDA for the nine months ended March 31, 2025 totaled $35.3 million, a decrease of $32.9 million or 48% compared to $68.2 million in the same year-ago period. The decrease was primarily due to lower net income of $32.4 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on April 29, 2025 to stockholders of record as of April 15, 2025. It is expected that the next quarterly dividend will be paid in August 2025. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (May 7, 2025) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/52299

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 970861

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through May 21, 2025.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 52299

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

A-Mark’s consolidated subsidiary, Stack’s Bowers Galleries is a rare coin and currency auction house as well as a wholesale and retail dealer of numismatic and bullion products. Pinehurst Coin Exchange is a precious metals broker that services the wholesale and retail marketplace and is retailer of modern and numismatic coins on eBay.

LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM operates a consumer-facing showroom in Hong Kong’s Central Financial District and offers a wide selection of products to its wholesale customers through its 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion, Goldline, AMS, Stack’s Bowers Galleries, Pinehurst Coin Exchange, and its controlling interest in Silver Gold Bull. JMB owns and operates numerous websites targeting specific niches within the precious metals retail market, including JMBullion.com, ProvidentMetals.com, Silver.com, CyberMetals.com, GoldPrice.org, SilverPrice.org, BGASC.com, BullionMax.com, and Gold.com. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. AMS operates GOVMINT, which markets vintage and modern coins through channels that include a dedicated website, television advertising, and telephonic sales efforts. A-Mark is the majority owner of Silver Gold Bull, a leading online precious metals retailer in Canada, and also holds minority ownership interests in two additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to future market conditions, the ability to achieve cost efficiencies with our recent acquisitions, the Company’s performance through the end of the year and our long-term growth. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: uncertainty in the current international economic and political climate, including the impact of domestic and foreign tariffs and other trade restrictions that recently have been or are threatened to be imposed; the current inflationary and interest rate environment; the reactions, demands and preferences of wholesale and retail purchasers of and investors in precious metals in response to the current economic and political uncertainties; unforeseen costs and other difficulties in integrating our recent acquisitions with the Company’s existing businesses; volatility in the commodities markets in which the Company participates that have made projections of future performance, over both the short and long term, difficult and imprecise; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; remeasurement gains or losses related to pre-existing equity interests, and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended March 31, 2025.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	March 31, 2025	June 30, 2024
	(unaudited)
ASSETS
Current assets
Cash	$114,345	$48,636
Receivables, net	124,891	36,596
Derivative assets	92,402	114,720
Secured loans receivable	86,512	113,067
Precious metals held under financing arrangements	—	22,066
Inventories:
Inventories	759,581	579,400
Restricted inventories	556,828	517,744
	1,316,409	1,097,144
Income tax receivable	9,304	1,562
Prepaid expenses and other assets	14,012	8,412
Total current assets	1,757,875	1,442,203
Operating lease right of use assets	21,441	9,543
Property, plant, and equipment, net	32,188	20,263
Goodwill	216,917	199,937
Intangibles, net	110,985	101,663
Long-term investments	38,412	50,458
Other long-term assets	5,730	3,753
Total assets	$2,183,548	$1,827,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$44,224	$31,993
Product financing arrangements	556,828	517,744
Accounts payable and other payables	30,309	18,831
Deferred revenue and other advances	380,910	263,286
Derivative liabilities	86,478	26,751
Accrued liabilities	30,292	16,798
Notes payable	—	8,367
Total current liabilities	1,129,041	883,770
Lines of credit	310,000	245,000
Notes payable	7,351	3,994
Deferred tax liabilities	20,290	22,187
Other liabilities	19,995	11,013
Total liabilities	1,486,677	1,165,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of March 31, 2025 or June 30, 2024	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 24,624,736 and 23,965,427 shares issued and 24,624,736 and 22,953,391 shares outstanding as of March 31, 2025 and June 30, 2024, respectively	247	240
Treasury stock, 0 and 1,012,036 shares at cost as of March 31, 2025 and June 30, 2024, respectively	—	(28,277)
Additional paid-in capital	184,529	168,771
Accumulated other comprehensive income	93	61
Retained earnings	458,683	466,838
Total A-Mark Precious Metals, Inc. stockholders’ equity	643,552	607,633
Noncontrolling interests	53,319	54,223
Total stockholders’ equity	696,871	661,856
Total liabilities and stockholders’ equity	$2,183,548	$1,827,820

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues	$3,009,125	$2,610,651	$8,466,566	$7,174,084
Cost of sales	2,968,108	2,575,813	8,337,339	7,043,800
Gross profit	41,017	34,838	129,227	130,284
Selling, general, and administrative expenses	(33,404)	(22,854)	(85,775)	(67,095)
Depreciation and amortization expense	(4,996)	(2,949)	(14,344)	(8,552)
Interest income	6,722	6,682	20,603	19,095
Interest expense	(12,951)	(9,907)	(33,301)	(29,898)
Earnings (losses) from equity method investments	(222)	(206)	(2,054)	3,280
Other income, net	1,171	763	1,832	1,605
Remeasurement loss on pre-existing equity interest	(7,043)	—	(7,043)	—
Unrealized (losses) gains on foreign exchange	(233)	73	(895)	84
Net (loss) income before provision before income taxes	(9,939)	6,440	8,250	48,803
Income tax benefit (expense)	1,231	(1,286)	(2,566)	(10,705)
Net (loss) income	(8,708)	5,154	5,684	38,098
Net (loss) income attributable to noncontrolling interests	(162)	141	(1,312)	492
Net (loss) income attributable to the Company	$(8,546)	$5,013	$6,996	$37,606
Basic and diluted net (loss) income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$(0.36)	$0.22	$0.30	$1.63
Diluted	$(0.36)	$0.21	$0.29	$1.56

Weighted-average shares outstanding:
Basic	23,646,100	22,847,200	23,275,000	23,098,000
Diluted	23,646,100	23,822,800	24,118,100	24,140,500

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Nine Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$5,684	$38,098
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	14,344	8,552
Amortization of loan cost	2,846	1,828
Deferred income taxes	(1,642)	—
Share-based compensation	976	1,602
Remeasurement loss on pre-existing equity interest	7,043	—
Losses (earnings) from equity method investments	2,054	(3,280)
Other	(148)	287
Changes in assets and liabilities:
Receivables, net	(55,625)	(8,503)
Secured loans made to affiliates	16	(5,024)
Derivative assets	23,121	47,048
Income tax receivable	(5,335)	(4,332)
Precious metals held under financing arrangements	—	12,758
Inventories	(76,234)	(91,185)
Prepaid expenses and other assets	(3,622)	(1,443)
Accounts payable and other payables	(2,262)	(16,325)
Deferred revenue and other advances	106,588	(42,049)
Derivative liabilities	59,410	42,951
Liabilities on borrowed metals	12,231	4,525
Accrued liabilities	(4,064)	(6,066)
Income tax payable	—	(1,358)
Net cash provided by (used in) operating activities	85,381	(21,916)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(6,780)	(4,518)
Acquisition of businesses, net of cash acquired	(64,823)	(32,888)
Purchase of long-term investments	—	(2,113)
Purchase of intangible assets	(100)	(8,515)
Secured loans receivable, net	26,555	(9,987)
Purchase of marketable securities	(2,549)	—
Proceeds from sale of marketable securities	4,213	—
Other	23	(487)
Net cash used in investing activities	(43,461)	(58,508)
Cash flows from financing activities:
Product financing arrangements, net	(12,936)	174,406
Dividends paid	(13,883)	(37,265)
Borrowings under lines of credit	1,483,000	1,453,000
Repayments under lines of credit	(1,418,000)	(1,398,000)
Repayment of notes	—	(95,000)
Proceeds from notes payable to related party	—	3,448
Repayments on notes payable to related party	(8,367)	—
Repurchases of common stock	(901)	(22,307)
Repurchases of common stock from a related party	(4,219)	—
Debt funding issuance costs	(4,186)	(2,975)
Proceeds from the exercise of share-based awards	3,281	1,298
Payments for tax withholding related to net settlement of share-based awards	—	(332)
Net cash provided by financing activities	23,789	76,273
Net increase (decrease) in cash	65,709	(4,151)
Cash, beginning of period	48,636	39,318
Cash, end of period	$114,345	$35,167

Overview of Results of Operations for the Three Months Ended March 31, 2025 and 2024

Consolidated Results of Operations

The operating results for the three months ended March 31, 2025 and 2024 were as follows (in thousands, except per share data):

Three Months Ended March 31,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,009,125	100.000%	$2,610,651	100.000%	$398,474	15.3%
Gross profit	41,017	1.363%	34,838	1.334%	$6,179	17.7%
Selling, general, and administrative expenses	(33,404)	(1.110%)	(22,854)	(0.875%)	$10,550	46.2%
Depreciation and amortization expense	(4,996)	(0.166%)	(2,949)	(0.113%)	$2,047	69.4%
Interest income	6,722	0.223%	6,682	0.256%	$40	0.6%
Interest expense	(12,951)	(0.430%)	(9,907)	(0.379%)	$3,044	30.7%
Losses from equity method investments	(222)	(0.007%)	(206)	(0.008%)	$16	7.8%
Other income, net	1,171	0.039%	763	0.029%	$408	53.5%
Remeasurement loss on pre-existing equity interest	(7,043)	(0.234%)	—	—%	$7,043	—%
Unrealized (losses) gains on foreign exchange	(233)	(0.008%)	73	0.003%	$(306)	(419.2%)
Net (loss) income before provision for income taxes	(9,939)	(0.330%)	6,440	0.247%	$(16,379)	(254.3%)
Income tax benefit (expense)	1,231	0.041%	(1,286)	(0.049%)	$2,517	195.7%
Net (loss) income	(8,708)	(0.289%)	5,154	0.197%	$(13,862)	(269.0%)
Net (loss) income attributable to noncontrolling interests	(162)	(0.005%)	141	0.005%	$(303)	(214.9%)
Net (loss) income attributable to the Company	$(8,546)	(0.284%)	$5,013	0.192%	$(13,559)	(270.5%)

Basic and diluted net (loss) income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$(0.36)		$0.22		$(0.58)	(263.6%)
Diluted	$(0.36)		$0.21		$(0.57)	(271.4%)

Overview of Results of Operations for the Three Months Ended March 31, 2025 and December 31, 2024

Consolidated Results of Operations

The operating results for the three months ended March 31, 2025 and December 31, 2024 were as follows (in thousands, except per share data):

Three Months Ended	March 31, 2025		December 31, 2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,009,125	100.000%	$2,742,345	100.000%	$266,780	9.7%
Gross profit	41,017	1.363%	44,767	1.632%	$(3,750)	(8.4%)
Selling, general, and administrative expenses	(33,404)	(1.110%)	(25,754)	(0.939%)	$7,650	29.7%
Depreciation and amortization expense	(4,996)	(0.166%)	(4,639)	(0.169%)	$357	7.7%
Interest income	6,722	0.223%	6,794	0.248%	$(72)	(1.1%)
Interest expense	(12,951)	(0.430%)	(10,363)	(0.378%)	$2,588	25.0%
Losses from equity method investments	(222)	(0.007%)	(2,410)	(0.088%)	$(2,188)	(90.8%)
Other income, net	1,171	0.039%	461	0.017%	$710	154.0%
Remeasurement loss on pre-existing equity interest	(7,043)	(0.234%)	—	—%	$7,043	—%
Unrealized losses on foreign exchange	(233)	(0.008%)	(840)	(0.031%)	$(607)	(72.3%)
Net (loss) income before provision for income taxes	(9,939)	(0.330%)	8,016	0.292%	$(17,955)	(224.0%)
Income tax benefit (expense)	1,231	0.041%	(2,042)	(0.074%)	$3,273	160.3%
Net (loss) income	(8,708)	(0.289%)	5,974	0.218%	$(14,682)	(245.8%)
Net loss attributable to noncontrolling interests	(162)	(0.005%)	(584)	(0.021%)	$(422)	(72.3%)
Net (loss) income attributable to the Company	$(8,546)	(0.284%)	$6,558	0.239%	$(15,104)	(230.3%)

Basic and diluted net (loss) income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$(0.36)		$0.28		$(0.64)	(228.6%)
Diluted	$(0.36)		$0.27		$(0.63)	(233.3%)

Overview of Results of Operations for the Nine Months Ended March 31, 2025 and 2024

Consolidated Results of Operations

The operating results for the nine months ended March 31, 2025 and 2024 were as follows (in thousands, except per share data):

Nine Months Ended March 31,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$8,466,566	100.000%	$7,174,084	100.000%	$1,292,482	18.0%
Gross profit	129,227	1.526%	130,284	1.816%	$(1,057)	(0.8%)
Selling, general, and administrative expenses	(85,775)	(1.013%)	(67,095)	(0.935%)	$18,680	27.8%
Depreciation and amortization expense	(14,344)	(0.169%)	(8,552)	(0.119%)	$5,792	67.7%
Interest income	20,603	0.243%	19,095	0.266%	$1,508	7.9%
Interest expense	(33,301)	(0.393%)	(29,898)	(0.417%)	$3,403	11.4%
Earnings (losses) from equity method investments	(2,054)	(0.024%)	3,280	0.046%	$(5,334)	(162.6%)
Other income, net	1,832	0.022%	1,605	0.022%	$227	14.1%
Remeasurement loss on pre-existing equity interest	(7,043)	(0.083%)	—	—%	$7,043	—%
Unrealized (losses) gains on foreign exchange	(895)	(0.011%)	84	0.001%	$(979)	(1,165.5%)
Net income before provision for income taxes	8,250	0.097%	48,803	0.680%	$(40,553)	(83.1%)
Income tax expense	(2,566)	(0.030%)	(10,705)	(0.149%)	$(8,139)	(76.0%)
Net income	5,684	0.067%	38,098	0.531%	$(32,414)	(85.1%)
Net (loss) income attributable to noncontrolling interests	(1,312)	(0.015%)	492	0.007%	$(1,804)	(366.7%)
Net income attributable to the Company	$6,996	0.083%	$37,606	0.524%	$(30,610)	(81.4%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.30		$1.63		$(1.33)	(81.6%)
Diluted	$0.29		$1.56		$(1.27)	(81.4%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2025 and 2024

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2025 and 2024 follows (in thousands):

Three Months Ended March 31,	2025	2024	Change
	$	$	$	%
Net (loss) income before provision for income taxes	$(9,939)	$6,440	$(16,379)	(254.3%)
Adjustments:
Remeasurement loss on pre-existing equity interest	7,043	—	$7,043	—%
Contingent consideration fair value adjustment	(1,000)	—	$1,000	—%
Acquisition costs	4,649	2,222	$2,427	109.2%
Amortization of acquired intangibles	4,004	2,198	$1,806	82.2%
Depreciation expense	992	751	$241	32.1%
Adjusted net income before provision for income taxes (non-GAAP)	$5,749	$11,611	$(5,862)	(50.5%)

A reconciliation of net (loss) income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2025 and 2024 follows (in thousands):

Three Months Ended March 31,	2025	2024	Change
	$	$	$	%
Net (loss) income	$(8,708)	$5,154	$(13,862)	(269.0%)
Adjustments:
Interest income	(6,722)	(6,682)	$40	0.6%
Interest expense	12,951	9,907	$3,044	30.7%
Amortization of acquired intangibles	4,004	2,198	$1,806	82.2%
Depreciation expense	992	751	$241	32.1%
Income tax (benefit) expense	(1,231)	1,286	$(2,517)	(195.7%)
	9,994	7,460	$2,534	34.0%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$1,286	$12,614	$(11,328)	(89.8%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$102,839	$79,751	$23,088	29.0%
Changes in operating working capital	(99,355)	(70,511)	$28,844	40.9%
Interest expense	12,951	9,907	$3,044	30.7%
Interest income	(6,722)	(6,682)	$40	0.6%
Income tax (benefit) expense	(1,231)	1,286	$(2,517)	(195.7%)
Losses from equity method investments	(222)	(206)	$16	7.8%
Remeasurement loss on pre-existing equity interest	(7,043)	—	$7,043	—%
Share-based compensation	(349)	(456)	$(107)	(23.5%)
Deferred income taxes	1,642	—	$1,642	—%
Amortization of loan cost	(1,166)	(614)	$552	89.9%
Other	(58)	139	$(197)	(141.7%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$1,286	$12,614	$(11,328)	(89.8%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2025 and December 31, 2024

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2025 and December 31, 2024 follows (in thousands):

Three Months Ended	March 31, 2025	December 31, 2024	Change
	$	$	$	%
Net (loss) income before provision for income taxes	$(9,939)	8,016	$(17,955)	(224.0%)
Adjustments:
Remeasurement loss on pre-existing equity interest	7,043	—	$7,043	—%
Contingent consideration fair value adjustment	(1,000)	20	$(1,020)	(5,100.0%)
Acquisition costs	4,649	688	$3,961	575.7%
Amortization of acquired intangibles	4,004	3,790	$214	5.6%
Depreciation expense	992	849	$143	16.8%
Adjusted net income before provision for income taxes (non-GAAP)	$5,749	$13,363	$(7,614)	(57.0%)

A reconciliation of net (loss) income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2025 and December 31, 2024 follows (in thousands):

Three Months Ended	March 31, 2025	December 31, 2024	Change
	$	$	$	%
Net (loss) income	$(8,708)	$5,974	$(14,682)	(245.8%)
Adjustments:
Interest income	(6,722)	(6,794)	$(72)	(1.1%)
Interest expense	12,951	10,363	$2,588	25.0%
Amortization of acquired intangibles	4,004	3,790	$214	5.6%
Depreciation expense	992	849	$143	16.8%
Income tax (benefit) expense	(1,231)	2,042	$(3,273)	(160.3%)
	9,994	10,250	$(256)	(2.5%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$1,286	$16,224	$(14,938)	(92.1%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$102,839	$110,071	$(7,232)	(6.6%)
Changes in operating working capital	(99,355)	(97,186)	$2,169	2.2%
Interest expense	12,951	10,363	$2,588	25.0%
Interest income	(6,722)	(6,794)	$(72)	(1.1%)
Income tax (benefit) expense	(1,231)	2,042	$(3,273)	(160.3%)
Losses from equity method investments	(222)	(2,410)	$(2,188)	(90.8%)
Remeasurement loss on pre-existing equity interest	(7,043)	—	$7,043	—%
Share-based compensation	(349)	(307)	$42	13.7%
Deferred income taxes	1,642	—	$1,642	—%
Amortization of loan cost	(1,166)	(1,015)	$151	14.9%
Other	(58)	1,460	$(1,518)	(104.0%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$1,286	$16,224	$(14,938)	(92.1%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Nine Months Ended March 31, 2025 and 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the nine months ended March 31, 2025 and 2024 follows (in thousands):

Nine Months Ended March 31,	2025	2024	Change
	$	$	$	%
Net income before provision for income taxes	$8,250	$48,803	$(40,553)	(83.1%)
Adjustments:
Remeasurement loss on pre-existing equity interest	7,043	—	$7,043	—%
Contingent consideration fair value adjustment	(1,130)	—	$1,130	—%
Acquisition costs	5,389	2,763	$2,626	95.0%
Amortization of acquired intangibles	11,658	6,528	$5,130	78.6%
Depreciation expense	2,686	2,024	$662	32.7%
Adjusted net income before provision for income taxes (non-GAAP)	$33,896	$60,118	$(26,222)	(43.6%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the nine months ended March 31, 2025 and 2024 follows (in thousands):

Nine Months Ended March 31,	2025	2024	Change
	$	$	$	%
Net income	$5,684	$38,098	$(32,414)	(85.1%)
Adjustments:
Interest income	(20,603)	(19,095)	$1,508	7.9%
Interest expense	33,301	29,898	$3,403	11.4%
Amortization of acquired intangibles	11,658	6,528	$5,130	78.6%
Depreciation expense	2,686	2,024	$662	32.7%
Income tax expense	2,566	10,705	$(8,139)	(76.0%)
	29,608	30,060	$(452)	(1.5%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$35,292	$68,158	$(32,866)	(48.2%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$85,381	$(21,916)	$107,297	489.6%
Changes in operating working capital	(54,224)	69,003	$(123,227)	(178.6%)
Interest expense	33,301	29,898	$3,403	11.4%
Interest income	(20,603)	(19,095)	$1,508	7.9%
Income tax expense	2,566	10,705	$(8,139)	(76.0%)
Earnings (losses) from equity method investments	(2,054)	3,280	$(5,334)	(162.6%)
Remeasurement loss on pre-existing equity interest	(7,043)	—	$7,043	—%
Share-based compensation	(976)	(1,602)	$(626)	(39.1%)
Deferred income taxes	1,642	—	$1,642	—%
Amortization of loan cost	(2,846)	(1,828)	$1,018	55.7%
Other	148	(287)	$435	151.6%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$35,292	$68,158	$(32,866)	(48.2%)